Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to use of our report dated November 23, 2016 with respect to the financial statements of Therapix Biosciences Ltd. included in the Registration Statement on Form F-1/A (No. 333- 214458) of Therapix Biosciences Ltd. dated March 2, 2017.

Haifa, Israel	/s/ KOST, FORER, GABBAY & KASIERER
March 2, 2017	A Member of Ernst & Young Global